GUARANTY

         THIS GUARANTY is made as of January 12, 2000, by O. BRUTON SMITH, an individual (the "Guarantor"), to and for the benefit of LAS VEGAS MOTOR SPEEDWAY, LLC, a Nevada limited liability company (the "Noteholder"), in order to induce the "Noteholder" to accept that certain Subordinated Promissory Note made by LAS VEGAS INDUSTRIAL PARK, LLC, a Nevada limited liability company (the "Maker") dated of even date, in the original principal face amount of Thirteen Million Three Hundred Thousand Dollars ($13,300,000.00) (the "Note"), which Note is secured by a Deed of Trust, Assignment of Rents and Fixture Filing ("Deed of Trust") dated of even date from Maker for the benefit of Noteholder, securing real property in Clark County, Nevada.

1.       The Guarantor does hereby unconditionally guaranty to the Noteholder:

               a. The due performance and full and prompt payment, whether at maturity or by acceleration or otherwise, of the indebtedness evidenced by the Note in accordance with the terms and conditions of the Note and all other obligations of Maker evidenced by the Note and the Deed of Trust;

               b. All costs and expenses, including reasonable attorneys' fees, paid or incurred in the enforcement or collection of the Note or this Guaranty; provided, that such reasonable attorney's fees shall be actually incurred at standard hourly rates and without giving effect to any statutory presumption.

2. The Guarantor represents and warrants that he has the full right, power and authority to enter into this Guaranty and, if so requested by Noteholder, to execute such further assurances of such right, power and authority.

3. The Guarantor hereby unconditionally agrees that his liability hereunder shall not be affected in any manner whatsoever by:

               a. Any amendments, modifications or extensions of time for payment of amounts due under the Note or Deed of Trust or other obligations of Maker under the Note or the Deed of Trust, whether made with or without notice to the Guarantor;

               b. The release of the Maker from any of its obligations under the
                  Note or Deed of Trust or the release of any security securing the Note, whether made with or without notice to the Guarantor; and

               c. Any delay or election by Noteholder in exercising any right or remedy under the Note, any document securing the Note, or this Guaranty.

4.       The Guarantor hereby waives:



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               a. Presentment, demand for payments of the Maker or anyone else, protest, and notice of nonpayment, dishonor, or protest of the Note, and all other notices and demands required by the Note or applicable law; and

               b. Any right or claim of right to cause a marshaling of the assets of Maker or to cause the Noteholder to first proceed against any security securing the Note.

5. This Guaranty shall be construed in accordance with the laws of the State of North Carolina.

                          [SEE ATTACHED SIGNATURE PAGE]


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         IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty under seal as of the date set forth above.


                               GUARANTOR:


                                /s/ O. Bruton Smith                    (SEAL)
                               ---------------------------------------

                               O. BRUTON SMITH